LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement") is made as of March 14, 2014 (the "Effective Date") by and between MediJane Holdings, Inc., f/k/a Mokita, Inc., a Nevada corporation (“MediJane”) and Phoenix Bio Pharmaceuticals Corporation ("Phoenix Bio Pharm”). MediJane and Phoenix Bio Pharm are each referred to herein by name or, individually, as a "Party" or, collectively, as "Parties."

BACKGROUND

WHEREAS,   Phoenix Bio Pharm has created strategic relationships with known brands, product developers, biochemists, botanists, pharmacists  and operators of growing facilities, dispensaries, production facilities for treatment of illnesses within the bio pharmaceutical and medical marijuana industry;

WHEREAS, MediJane intends to market and sell medical delivery systems for the use of cannabinoids for the treatment of and/or management of a range of illnesses.

WHEREAS, MediJane desires to obtain an exclusive license for the territory of North America to such intellectual property and know-how;

WHEREAS, Phoenix Bio Pharms desires to grant such license to MediJane, all on the terms and conditions herein; and

WHEREAS, MediJane agrees to provide consideration to Phoenix Bio Pharm in exchange for the grant of such license in the form of common shares of MediJane, as further described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, MediJane and Phoenix Bio Pharm hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, capitalized terms shall have the meanings indicated in this Article 1 or as specified elsewhere in this Agreement:

1.1 "Affiliate" means, "Affiliate" shall mean any corporation, partnership, limited liability company or other legal entity with a majority interest in any Party, or which is under common control of such legal entity as any Party, or of which a majority interest is owned by any Party.

1.2 "Confidential Information" means any information of a confidential and proprietary nature, including but not limited to know-how, information, invention disclosures, patent applications, proprietary materials and/or technologies, economic information, business or research strategies, purchase orders (and any information included therein), trade secrets, and material embodiments thereof, disclosed by a Party to the other Party and characterized to the receiving Party as confidential.

1.3 "Phoenix Bio Pharm Assets" means all other current, currently in development and future products, services, technology and content developed by, acquired, licensed or otherwise owned by Phoenix Bio Pharm, both during and after the term of this Agreement, including without limitation all intellectual property and know-how relating to production of products covered under this license from Phoenix Bio Pharm, and as further specifically identified below.

Specific products currently covered under this license agreement shall include;

(a)

Transdermal Patches for the delivery of medicinal cannabis;

(b) Orally administered cannabis extracts including capsules, gel-caps, soluble tabs, lozenges;

(c) Concentrated cannabis extracts for the use in electronic vapor systems, inhalers, atomizers and other efficacious delivery systems;

(d) Sublingual and buccal dispensing products and extraction technology;

(e) Suppository cannabis delivery systems;

(f) Salves, creams, gels, lotions, essential oils and other liquid cannabinoid extracts;

(g) Products and active ingredients sourced through River Rock Wellness, Phoenix Bio Pharm affiliates and other strategic relationships.

Phoenix Bio Pharm shall retain full ownership of all Phoenix Bio Pharm Assets and all IP Rights therein, at all times during and after the term of this Agreement.  Nothing in this Agreement is intended by the parties or shall operate in any way to transfer any ownership interest of any kind in the Phoenix Bio Pharm Assets to MediJane.

 Notwithstanding the foregoing, "Phoenix Bio Pharm Assets" shall not include the current or future products, services, technology and content owned by MediJane.

1.4 "Law" means, individually and collectively, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental, court or regulatory authority within the applicable jurisdiction.

1.5 "Licensed Know-how" means, to the extent necessary or reasonably useful for the

(a) research, development, manufacture, use or sale of Licensed Products, or

(b) research, development or use of any and all technical information, information, regulatory information, know-how, processes, procedures, methods, formulae, protocols, techniques, software and data that Phoenix Bio Pharm controls as of the Effective Date.

1.6 "Licensed Product" means any product with respect to which Phoenix Bio Pharm and/or its Affiliates has

 (i) conducted research and/or development activities

(ii) acquired, licensed, or otherwise sourced to commercially exploit and

(iii) a material commercialization interest at the time of the first commercial sale or use of such product.

1.7  "MediJane Assets” means all assets not derived from the Phoenix Bio Pharm Assets but rather created independently by or on behalf of MediJane during the term of this License Agreement.

1.8 "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.9 "Territory" means North America.

1.10 "Third Party" means any Person other than Phoenix Bio Pharm, MediJane, or any Affiliate of either Phoenix Bio Pharm or MediJane.

ARTICLE 2

LICENSES AND TECHNOLOGY TRANSFER

2.1 Grants to MediJane.

(a) Licensed IP and Phoenix Bio Pharm Assets. Subject to the terms and conditions of this Agreement, Phoenix Bio Pharm hereby grants to MediJane an exclusive, right and license for the territory of North America, with the right to grant sublicenses in accordance with Section 2.1(c) to have made, use, sell, offer for sale and import Licensed Products, and to use the Phoenix Bio Pharm Assets to make, have made, use, sell, offer for sale and import Licensed Products in the Territory.

(b) Copyrights. Subject to the terms and conditions of this Agreement, Phoenix Bio Pharm hereby grants to MediJane and its Affiliates an exclusive, fully paid right and license under any and all copyrights in the Phoenix Bio Pharm Assets, if any, with the right to grant sublicenses in accordance with Section 2.1(c), to reproduce and distribute copies of instruction manuals and information within the Phoenix Bio Pharm Assets, and to incorporate such copyrighted works, if any, within the Phoenix Bio Pharm Assets, in whole or in part, into derivative works for distribution, as reasonably necessary to practice the rights and license granted to MediJane under Section 2.1(a).  Phoenix Bio Pharm will retain all other rights in such copyrighted works, if any, within the Phoenix Bio Pharm Assets.

(c) Sublicenses. The licenses granted pursuant to this Section include the right to grant sublicenses within the scope of such license set forth in this Section 2.1(c) pursuant to a written agreement (each a "Sublicense Agreement")

With respect to each sublicense granted by MediJane, MediJane shall grant such sublicense only in connection with the assignment or license by MediJane to such Third Party sublicensee of a right, under intellectual property owned or otherwise controlled by MediJane that was not licensed from Phoenix Bio Pharm hereunder, to make, have made, use, sell or import any MediJane Product.   MediJane may not transfer any Phoenix Bio Pharm Assets, or any derivative or modification thereof, to any Third Party as a Licensed Product in accordance with this Section 2.1(c) under the terms of a Sublicense Agreement.

Promptly following execution of any Sublicense Agreement hereunder, MediJane shall notify Phoenix Bio Pharm in writing of the identity of the sublicensee, such information to be MediJane Confidential Information and subject to the restrictions set forth in Article 5.   Upon a written request of Phoenix Bio Pharm will provide a complete copy of any Sublicense Agreement to an independent law firm, mutually acceptable to both Phoenix Bio Pharm and MediJane, to review the terms of such Sublicense Agreement and the terms of this Agreement and, after such review, provide to Phoenix Bio Pharm a written statement that the terms of such Sublicense Agreement are or are not consistent with the terms of this Section 2.1(c).

2.2 Restrictions on Use and Transfer of the Phoenix Bio Pharm Assets.

(a)

The Phoenix Bio Pharm Assets and any derivatives or modifications thereof, shall be used by MediJane and its Affiliates

 (i) only in accordance with this Agreement, including, with respect to Third Party sublicensees of MediJane, Section 2.1(c), and

 (ii) in compliance with Law.

(b) In the event that Phoenix Bio Pharm has a reasonable basis to believe that MediJane, or any Affiliate or sublicensee of MediJane or its Affiliates, is using or has used any of the Phoenix Bio Pharm Assets in a manner that is inconsistent with the terms of this Agreement, Phoenix Bio Pharm shall provide written notice to MediJane describing such reasonable basis prior to initiating any legal action or proceeding.    As soon as practicable, but in no event later than ten business days after MediJane' receipt of such written notice, the Parties shall confer, either in person or by telephone, to discuss and attempt to resolve Phoenix Bio Pharm’s concerns.  In the event that Phoenix Bio Pharm's concerns are not resolved in such conference, MediJane will initiate an investigation regarding Phoenix Bio Pharm’s concerns and, in a separate conference, either in person or by telephone, will provide to Phoenix Bio Pharm a summary of its findings.

2.3 No Other Rights.    Phoenix Bio Pharm and MediJane each acknowledges that the rights and licenses granted under this Article 2 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to technology, patents or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

ARTICLE 3

LICENSE FEES

At Closing, Phoenix Bio Pharm shall receive 26,000,000 restricted common shares of MediJane for the exclusive license granted hereunder.

ARTICLE 4

CONFIDENTIALITY

4.1 Confidentiality Obligations. Each Party agrees that, during the term of this Agreement and for two years thereafter, all Confidential Information of the other Party shall be maintained in strict confidence, and shall not be used for any purpose other than the purposes expressly permitted by this Agreement, and shall not be disclosed to any Third Party. The foregoing obligations will not apply to any portion of Confidential Information to the extent that it can be established by competent proof that such portion:

(a) was already known to the recipient as evidenced by its written records, other than under an obligation of confidentiality, at the time of disclosure;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the recipient;

(c) became generally available to the public or otherwise becomes part of the public domain after its disclosure and other than through any act or omission of the recipient in breach of this Agreement; or

(d) was subsequently lawfully disclosed to the recipient by a Third Party other than in contravention of a confidentiality obligation of such Third Party to the disclosing party.

4.2 Permitted Usage. Each Party may use and disclose Confidential Information of the other Party as follows:

(a) under appropriate confidentiality provisions no less restrictive than those in this Agreement, in connection with the performance of its obligations or exercise of rights granted to or retained by such Party in this Agreement or

(b) in connection with complying with the terms of agreements with Third Parties, prosecuting or defending litigation, complying with applicable governmental regulations, filing for, obtaining and maintaining regulatory approvals, or otherwise required by Law; provided, however, that if a Party is required by Law to make any disclosure of the other Party's Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed;

(c) in communication with potential or actual collaborators, partners, or licensees (including without limitation potential sublicensees), who prior to such disclosure have agreed in writing to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 4;

(d) in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents) on a need to know basis; provided, however, that the receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 4.2 to treat such Confidential Information as required under this Article 4; and/or

(e) to the extent mutually agreed to by the Parties in a prior writing.

4.3 Confidential Terms.  Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party. Notwithstanding the foregoing, a Party may disclose the terms of this Agreement in confidence to its Affiliates in connection with the performance of this Agreement and solely on a need-to-know basis; to potential or actual collaborators, partners, or licensees (including without limitation potential sublicensees), who prior to disclosure must agree to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 4;

and/or in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents) on a need to know basis; provided, however, that the receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 4.3 to treat such Confidential Information as required under this Article 4.

4.4 Exceptions for Applicable Law or Regulation.  Notwithstanding anything to the contrary in this Article 4, a Party may disclose any Confidential Information of the other Party or the terms of this Agreement that is required to be disclosed under Law; provided that, except where impracticable, such Party shall give the other Party reasonable advance notice of such disclosure requirement (which shall include a copy of any applicable subpoena or order) and shall afford the other Party a reasonable opportunity to oppose, limit or secure confidential treatment for such required disclosure.  In the event of any such required disclosure, a Party shall disclose only that portion of the Confidential Information of the other Party that is required by Law to be disclosed and, in the event a protective order is obtained by the other Party, nothing in this Article 4 shall be construed to authorize the Party that is subject to the disclosure requirement to use or disclose any Confidential Information of the other Party to any Person other than as required by Law or beyond the scope of the protective order.  A Party may disclose this Agreement if required to be disclosed by Law to the extent, and only to the extent, such Law require such disclosure and, in such an event, such Party provides the other Party a reasonable opportunity to review and comment on the general text of such disclosure, which comments shall be incorporated by the disclosing Party if reasonable under the circumstances.

4.5  Public Announcements.  Except to the extent required by Law, neither Party shall make any public announcements concerning this Agreement or the terms hereof without the prior written consent of the other Party.

ARTICLE 5

INDEMNIFICATION

5.1 Indemnification by MediJane.  MediJane shall indemnify, defend and hold Phoenix Bio Pharm and its Affiliates, agents, employees, officers, and directors (the "Phoenix Bio Pharm Indemnitees") harmless from and against any and all liability, damage, loss, cost, or expense (including without limitation reasonable attorneys' fees) arising out of Third Party claims or suits related to:

(a) breach by MediJane of any of its representations, warranties, or covenants under this Agreement;

(b) the negligence or willful misconduct of MediJane or its Affiliates, and its or their directors, officers, agents, employees, or consultants; and

(c) any exploitation by, or under the authority of, MediJane of the licenses granted under Section 2.1 (including by any Affiliate or sublicensee); provided, however, that MediJane obligations pursuant to this Section 5.1 will not apply to the extent such claims or suits result from

(i) any claim or suit by a Third Party that use or exploitation of the Phoenix Bio Pharm  Assets as delivered to MediJane infringe intellectual property rights of such Third Party except with respect to any such claim or suit that is a consequence of actions by MediJane to modify or derivatize such Phoenix Bio Pharm Assets, the combination of such Phoenix Bio Pharm Assets with other materials or

 (ii) the negligence or willful misconduct of any of the Phoenix Bio Pharm Indemnitees or breach by Phoenix Bio Pharm of its representations, warranties, or covenants set forth in this Agreement, or to the extent that Phoenix Bio Pharm has indemnification obligations with respect to such claims or suits under Section 5.2.

5.2 Indemnification by Phoenix Bio Pharm. Phoenix Bio Pharm shall indemnify, defend, and hold MediJane and its Affiliates, sublicensees, agents, employees, officers, and directors (the "MediJane Indemnitees") harmless from and against any and all liability, damage, loss, cost, or expense (including without limitation reasonable attorneys' fees) arising out of Third Party claims or suits related to:

(a) breech by Phoenix Bio Pharm of any of its representations, warranties, or covenants under this Agreement; and

(b) the negligence or willful misconduct of Phoenix Bio Pharm or its Affiliates, and its or their directors, officers, agents, employees, or consultants; provided, however, that Phoenix Bio Pharm’s obligations pursuant to this Section 5.2 will not apply to the extent such claims or suits result from the negligence or willful misconduct of any of the MediJane Indemnitees or breach by MediJane of its representations, warranties, or covenants set forth in this Agreement, or to the extent that MediJane has indemnification obligations with respect to such claims or suits under Section 5.1.

5.3 Procedure.  As a condition to a Party's right to receive indemnification under Section 5.1 or Section 5.2, it shall:

(a) promptly deliver notice in writing (a "Claim Notice") to the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant to Section 5.1 and Section 5.2 (provided that the failure to give a Claim Notice promptly shall not prejudice the rights of an indemnified Party except to the extent that the failure to give prompt notice materially adversely affects the ability of the indemnifying Party to defend the claim or suit);

(b) cooperate with the indemnifying Party in the defense of such claim or suit, at the expense of the indemnifying Party; and

(c) if the indemnifying Party confirms in writing to the indemnified Party its intention to defend such claim or suit within ten days after receipt of the Claim Notice, permit the indemnifying Party to control the defense of such claim or suit, including without limitation the right to select defense counsel; provided that, if the indemnifying Party fails to

(i)

provide such confirmation in writing within such ten day period or

(ii) after providing such confirmation, diligently and reasonably defend such suit or claim at any time, the indemnifying Party's right to defend the claim or suit shall terminate immediately in the case of (i) and otherwise upon ten days' written notice by the indemnified Party to the indemnifying Party, and the indemnified Party may assume the defense of such claim or suit at the sole expense of the indemnifying Party but may not settle or compromise such claim or suit without the consent of the indemnifying Party, not to be unreasonably withheld or delayed. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of any indemnified Party or that otherwise materially affects such indemnified Party's rights under this Agreement or requires any payment by an indemnified Party without the prior written consent of such indemnified Party.   Except as expressly provided above, the indemnifying Party will have no liability under this Article 5 with respect to claims or suits settled or compromised without its prior written consent.

ARTICLE 6

REPRESENTATIONS, WARRANTIES, AND COVENANTS

6.1 General.  Each Party represents and warrants to the other that:

(a) it is duly organized and validly existing under the Law of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) it is qualified to do business and is in good standing in each jurisdiction in which it conducts business;

(c) duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

 (d) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law; and

(e) it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.

6.2 Phoenix Bio Pharm Representations, Warranties and Covenants.

(a) Phoenix Bio Pharm represents and warrants that, as of the Effective Date, except as set forth on Schedule 6.2(a),

 (i)  Phoenix Bio Pharm has the right and authority to enter into this Agreement and to grant the rights and licenses granted to MediJane herein;

(ii)

the Licensed IP and the Phoenix Bio Pharm Assets are free and clear of any and all liens and/or encumbrances;

(iii)

Phoenix Bio Pharm has not granted any right, license or interest in the Licensed IP, or any portion thereof, inconsistent with the rights and licenses granted to MediJane herein;

(iv)

there are no Third Party actions, claims or demands, and, to Phoenix Bio Pharm’s knowledge, (A) there are no threatened or pending Third Party actions, claims or demands and (B) there is no reasonable basis to support any Third Party action, claim or demand, relating either to the Licensed IP or the right of Phoenix Bio Pharm to grant to MediJane the rights and licenses granted herein;

(v)

the Phoenix Bio Pharm delivered to MediJane include the tangible materials that are currently being used for the benefit of  Phoenix Bio Pharm at Phoenix Bio Pharm for similar purposes as those contemplated hereunder and, to Phoenix Bio Pharm’s knowledge, it is not in possession of any other such materials that would be necessary for the practice of the rights granted to MediJane pursuant to Section 2.1(a) and Section 2.1(b), other than any such materials for which Phoenix Bio Pharm has contractual obligations as of the Effective Date that would preclude such delivery to MediJane;

(vi)

Phoenix Bio Pharm has not granted a license right to any Third Party to practice the Licensed IP, to use the Phoenix Bio Pharm Assets, or to practice or to use any component of the foregoing that would result in any Improvement made by, for the benefit of or under the authority of, such Third Party to be exempt from the covenant granted by Phoenix Bio Pharm to MediJane in Section 2;

 (vii)

the certificate of secretary for Phoenix Bio Pharm attached hereto as Exhibit A is true, accurate and correct.

(b) Phoenix Bio Pharm covenants that Phoenix Bio Pharm will not, during the Term, undertake any obligation, or grant any right, license, interest or lien, that conflicts with its obligations, or the rights and licenses granted to MediJane, under the terms of this Agreement, or impairs the rights granted by Phoenix Bio Pharm to MediJane under the terms of this Agreement.

6.3 Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 6, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE PHOENIX BIO PHARM ASSETS OR ANY DERIVATIVE OR MODIFICATION OF THE PHOENIX BIO PHARM ASSETS, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES AND CONDITIONS OF THE VALIDITY OF THE LICENSED PATENTS OR NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.  THIS SECTION 6.3 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S OBLIGATIONS UNDER ARTICLE 5.

ARTICLE 7

LIMITATION OF LIABILITY

EXCEPT FOR ANY LIABILITY THAT IS THE CONSEQUENCE OF WILLFUL MISCONDUCT OF A PARTY, OR A BREACH OF ARTICLE 4, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. THIS ARTICLE 7 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S OBLIGATIONS UNDER ARTICLE 4.

ARTICLE 8

TERM AND TERMINATION

8.1 Term. Unless terminated earlier pursuant to Section 8.2, the term of this Agreement shall commence on the Effective Date and continue in full force and effect for a term of ten years.  The parties may agree to up to three additional ten-year terms.  The license fee relating to those additional terms shall be negotiated in good faith by the parties.

8.2 Termination.

(a) For Convenience. Any provision herein notwithstanding, MediJane shall have the right to terminate this Agreement at will at any time by giving Phoenix Bio Pharm ten days' written notice referencing this Section 8.2(a).

(b) For Material Breach. If either Party shall, at any time, breach any material term, condition or agreement herein, and shall fail to have initiated and actively pursued remedy of any such default or breach within ten days after receipt of written notice thereof, that other Party may, at its option, terminate this Agreement and revoke any rights and licenses herein.

Any termination of the Agreement under this Section 8.2(b) shall not, however, prejudice the right of the Party who terminates this Agreement to recover any sums due at the time of such cancellation, and it being understood that if within ten days after receipt of any such notice the breaching Party shall have initiated and actively pursued remedy of its default, then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of the breaching Party, unless such breach or default is not in fact remedied within 30 days of such notice.

8.3 Effect of Termination/Expiration.

(a) Rights and Obligations Upon Expiration. Upon expiration (but not earlier termination) of this Agreement, all rights and licenses granted by either Party to the other Party hereunder that were in effect immediately prior to the effective date of such expiration shall become irrevocable, perpetual and fully-paid.

(a)

Rights and Obligations Upon Termination. As of the effective date of a termination (but not expiration) of this Agreement for any reason:

(i)

Section 2.1 shall terminate and all rights in the Licensed IP shall revert to Phoenix Bio Pharm, except as provided in Section 8.3(c); and

(ii)

Phoenix Bio Pharm shall have the right to retain all consideration paid hereunder; provided that, in the event of termination of this Agreement pursuant to Section 8.2(b);  (A) each Party shall return to the other Party any materials (including, without limitation, the Phoenix Bio Pharm Assets), and any and all improvements, derivatives or modifications thereof provided to it by such Party pursuant to this Agreement; and (B) each Party shall return to the other Party and cease using all Confidential Information of the other.

 (c) Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

(e) Survival. Articles 1, 4, 5, 7 and 8, and Sections 2.2 and 8.3 (as applicable), shall survive the expiration and any termination of this Agreement. Except as otherwise provided in this Section 8.3, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1 Entire Agreement of the Parties; Amendments. This Agreement constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification, amendment or alteration of any provision of this Agreement will be valid or effective unless made in writing and signed by each of the Parties; provided that any waiver, modification, amendment or alteration of Section 4.5 or Section 9.6 shall be valid and effective only by the procedure set forth in such Section 4.5 and/or Section 9.6, as applicable.

9.2 Further Actions.  Each Party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the express provisions of this Agreement.

9.3 Assignments.  Neither this Agreement nor any interest hereunder may be assigned, nor any other obligation delegated, by a Party without the prior written consent of the other Party; provided, however, that a Party shall have the right to assign this Agreement without consent of the other Party to an Affiliate of the assigning Party or to any successor in interest to the assigning Party by operation of law, merger, consolidation, or other business reorganization or the sale of all or substantially all of its assets relating to the subject matter of this Agreement in a manner such that the assigning Party will remain liable and responsible for the performance and observance of all of its duties and obligations hereunder. This Agreement shall be binding upon successors and permitted assigns of the Parties.  Any assignment not in accordance with this Section 9.3 will be null and void.

9.4 Performance by Affiliates.  The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates or may exercise some or all of its rights under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. In particular and without limitation,

(i) all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article 4, and

(ii) all Affiliates of MediJane that have access to the Phoenix Bio Pharm Assets or any derivative or modification thereof shall be governed and bound by all obligations set forth in Section 2.2 and Article 4.   Each Party will prohibit all of its Affiliates from taking any action that such Party is prohibited from taking under this Agreement as if such Affiliates were parties to this Agreement.

9.5 Relationship of the Parties. The Parties shall perform their obligations under this Agreement as independent contractors and nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or employer-employee relationship between the Parties. Neither Party will have any right, power or authority to assume, create, or incur any expense, liability, or obligation, express or implied, on behalf of the other.

9.6 Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent); provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Party.

If to MediJane:

Ron Lusk, President

ron.lusk@mjmd.net

If to Phoenix Bio Pharm:

Spike Humer, President

shumer@phph.co

9.7 Compliance with Law.  Each Party shall comply with all Law in connection with its activities pursuant to this Agreement.

9.8 Governing Law; Dispute Resolution. The rights and obligations of the Parties under this Agreement shall be governed, and shall be interpreted, construed, and enforced, in all respects by the Law of the State of Colorado without giving effect to any conflict of Law rule that would result in the application of the Law of any jurisdiction other than the internal Law of the State of Colorado to the rights and duties of the Parties. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Colorado State or federal court sitting in Denver, Colorado, and the Parties hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

9.9 Rights in Bankruptcy. The Parties acknowledge and agree that this Agreement constitutes a license of rights to "intellectual property" as that term is defined in Section 101(35A) of Title 11, United States Code (the "Bankruptcy Code") and is therefore governed by Section 365(n) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Notwithstanding anything to the contrary, if a Chapter 11 petition is filed by or against Phoenix Bio Pharm, Phoenix Bio Pharm seek approval of the bankruptcy court to assume this Agreement pursuant to 11 U.S.C. § 363.

9.10 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

9.11 Waiver. A waiver by a Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation, or agreement of either Party.

9.12 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but, if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement. The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one that in its economic effect is most consistent with the invalid or unenforceable provision

9.13 Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signature of more than one Person but all such counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

MEDIJANE, INC.

PHOENIX BIO PHARM CORPORATION

By:

/s/Ron Lusk

 By:

Lewis “Spike” Humer

Name: Ron Lusk

Name: Lewis Spike Humer

Title:

 President

Title:

 President